Resignation Letter

辭呈

、

To: the Board of MU Global Holding Limited (Nevada) and

Chairman Niu Yen Yen

謹致 MU Global Holding Limited(Nevada)董事會及 Niu Yen Yen 董事長

29 Sep 2022

Due to personal health and relevant manners, I hereby resign as the Chief Financial Officer of MU Global Holding Limited (Nevada) and terminate my employment relationship with MU Global Holding Limited (Nevada) from 1st Nov 2022.

茲因個人健康及相關因素，本人自 2022 年 11 月 01 日起辭任 MU Global Holding Limited (Nevada)財務長職務並終止本人與 MU Global Holding Limited (Nevada)間之聘僱關係。(以下無其他主文)

Hsieh Chang Chung

謝長仲